UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 15, 2008
Date of Report
(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24025 Park Sorrento, Suite 400, Calabasas, California 91302

(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (818) 223-7500

                                                       Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On February 15, 2008, The Ryland Group, Inc. (the “Company”) entered into the Second Amendment to Credit Agreement (the “Amendment”), among the Company, J.P. Morgan Chase Bank, N.A., as Agent, and the lenders listed therein, which amends its $750.0 million unsecured revolving credit facility.  The Amendment, among other things: a) reduces the base amount for the minimum consolidated tangible net worth covenant to $850.0 million; b) increases the borrowing base by adding unrestricted cash up to $300.0 million; and c) increases the definition of material indebtedness to $20.0 million.  The Credit Agreement’s maturity date of January 2011 and the uncommitted accordion feature of $1.5 billion remain unchanged.  This description of the Amendment is qualified in its entirety by reference to the full and complete terms contained in the Amendment, which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit 10.1	Second Amendment to Credit Agreement, dated as of February 15, 2008, among the Company, the Agent and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: February 15, 2008	By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Credit Agreement, dated as of February 15, 2008, among the Company, the Agent and the lenders party thereto.